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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Solectron Corporation:



We consent to incorporation herein by reference in the registration statement on Form S-8 dated January 16, 2003 of Solectron Corporation of our report dated October 31, 2002, with respect to the consolidated balance sheets of Solectron Corporation and subsidiaries as of August 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended August 31, 2002, and the related financial statement schedule, which report appears in the August 31, 2002 annual report on Form 10-K of Solectron Corporation. Our report refers to the Company's adoption on September 1, 2001 of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

                                          /S/ KPMG LLP

Mountain View, California
January 13, 2003